UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 13, 2011

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 593-0770

None
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

As previously announced, in July 2010, the Board of Directors of Benihana Inc. (the “Company”) commenced a review of strategic alternatives available to the Company, including a possible sale of the Company, in order to maximize stockholder value. On May 13, 2011, the Company issued a press release announcing, among other things, that its Board of Directors has terminated the possible sale process and has approved, and is submitting to the Company’s stockholders for their approval, a proposal to reclassify each share of Class A Common Stock of the Company into one share of Common Stock, thereby eliminating the Company’s dual-class common stock structure.  The Company will call a special meeting of stockholders for such purpose as soon as practicable.  The Company also announced that its Board of Directors has amended the Company’s Shareholder Rights Plan to expire when and if the reclassification of the Class A Common Stock becomes effective.

The foregoing summary of the press release is qualified in its entirety by the full text of the press release, which is attached hereto as Exhibit 99.1 and which is hereby incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits:

Exhibit Number	Exhibit
99.1	Press Release of Benihana Inc. dated May 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated:	May 13, 2011	By: /s/ Richard C. Stockinger
Richard C. Stockinger
Chairman, Chief Executive Officer and President

Exhibit Index

Exhibit Number	Exhibit
99.1	Press Release of Benihana Inc. dated May 13, 2011.